Exhibit 99.1

The First Bancshares to Participate in 2022 Hovde Group Financial Services Conference and East Coast Financial Services Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--November 2, 2022--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First Bank, (www.thefirstbank.com) will participate in the 2022 Hovde Group Financial Services Conference, which is being held November 2, 2022 through November 3, 2022 at the JW Marriott Miami Turnberry, Aventura in Miami, Florida and will have one-on-one meetings with certain bank stock analysts and investors. The First Bancshares, Inc. will also participate in the East Coast Financial Services Conference hosted by Piper Sandler which is being held November 8, 2022 through November 9, 2022 at The Breakers in Palm Beach, Florida and will have one-on-one meetings with certain bank stock analysts and investors.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First Bank. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998